Exhibit 99.1

Microbot Medical® and Medtechnica Ltd. Enter into Three-Year Exclusive Distribution Agreement in Israel

Medtechnica Ltd., a Leading Medical Device Distributor in Israel, Authorized to Distribute the LIBERTY® Endovascular Robotic System Throughout Israel

Microbot Medical is Executing its International Markets Strategy by Engaging with Distributors in Developed Markets to Prepare for Potential Future Market Entry Outside of the U.S.

HINGHAM, Mass., October 6, 2026 -- Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, announced that it has signed a three-year exclusive commercial distribution agreement with Medtechnica Ltd. to market and sell the Company’s LIBERTY System in Israel. The Company received regulatory approval from the Israeli Ministry of Health’s AMAR Division, the authority responsible for medical device regulation in Israel, and was registered in the Israeli Medical Device Registry (AMAR) in May 2026. The Company anticipates initial orders from Medtechnica Ltd. under the agreement during the fourth quarter of 2026.

“We are excited to partner with Medtechnica Ltd., whose market expertise in the endovascular space and reputation make them an ideal partner to bring LIBERTY to physicians and patients throughout Israel,” commented Harel Gadot, CEO, President and Chairman. “This is an important milestone for us and is expected to lead to hospitals and physicians in Israel gaining access to the LIBERTY System and achieving the same positive experiences our U.S.-based customers are enjoying. Looking ahead, we anticipate entering new markets and adding further strategic distribution partners as we continue to scale our operations, expand our manufacturing capacity, and position Microbot to meet growing demand across both U.S. and international markets.”

“We are proud to partner with Microbot Medical and bring the LIBERTY Endovascular Robotic System to the Israeli endovascular market,” said Ravit Kremer, CEO of Medtechnica Ltd. “This agreement reflects Medtechnica’s ongoing commitment to introducing innovative medical technologies that can support physicians, advance clinical practice and improve patient care. With our strong presence and experience in the endovascular field, we look forward to working closely with Microbot Medical to introduce LIBERTY to leading hospitals and clinical teams across Israel.”

LIBERTY is the only FDA-cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements pertaining to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com